                     Dated ____________________________ 1999

                       (1) FLAG ATLANTIC HOLDINGS LIMITED

                      (2) GTS TRANSATLANTIC HOLDINGS, LTD.





                      -------------------------------------


                     FURTHER RESTATED SHAREHOLDERS AGREEMENT

                      -------------------------------------



                                TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION.......................................................................1
2.    PURPOSE............................................................................................5
3.    INCORPORATION,  CAPITALIZATION AND COMPLETION......................................................5
4.    GOVERNANCE........................................................................................10
5.    TRANSFER OF SHARES................................................................................14
6.    CONSTRUCTION OF THE SYSTEM........................................................................17
7.    CAPACITY PURCHASE.................................................................................18
8.    SYSTEM MARKETING..................................................................................21
9.    DIVIDEND AND INVESTMENT POLICIES..................................................................22
10.   AUDITORS AND ACCOUNTS.............................................................................23
11.   DEADLOCK..........................................................................................24
12.   BUSINESS PLAN.....................................................................................26
13.   BUSINESS PRACTICES................................................................................27
14.   TERM AND TERMINATION..............................................................................28
15.   CONFIDENTIALITY...................................................................................31
16.   PROPRIETARY RIGHTS................................................................................32
17.   MUTUAL CO-OPERATION...............................................................................33
18.   RESTRICTIONS ON ANNOUNCEMENTS.....................................................................34
19.   NO PARTNERSHIP....................................................................................34
20.   REMEDIES..........................................................................................34
21.   REPRESENTATIONS AND WARRANTIES....................................................................35
22.   ASSIGNMENT........................................................................................35
23.   ENTIRE AGREEMENT..................................................................................36


24.   VARIATION.........................................................................................36
25.   NOTICES...........................................................................................36
26.   WAIVER............................................................................................38
27.   GOVERNING LAW AND DISPUTE RESOLUTION..............................................................38
28.   SEVERABILITY......................................................................................39
29.   SURVIVAL..........................................................................................39




                                     ANNEXES

Annex 1  -........Description of System

Annex 2  -........Terms For Customer Marketing Agreement

Annex 3  -........Form of Capacity Right of Use Agreement

Annex 4  -........Technical Specifications for Subsea Element

Annex 5  -........Technical Specifications for Backhaul Elements

Annex 6  -........Key Commercial Terms

Annex 7  -........Code of Business Conduct

Annex 8  -........Arbitration Agreement

                         RESTATED SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made the ____ day of ___________________ 1999, by and between FLAG Atlantic Holdings Limited, a company incorporated in Bermuda ("FLAG") and GTS TransAtlantic Holdings, Ltd., a company incorporated in Bermuda ("GTS" and together with FLAG the "Shareholders").

                                   WITNESSETH:

WHEREAS, the Shareholders wish to participate in the construction, ownership and commercial exploitation of a transatlantic cable system as described in Annex 1 hereto (as it may be amended from time to time) (the "System") and for such purpose have established a joint venture company in Bermuda with the name of FLAG Atlantic Limited (the "Company"); and

WHEREAS, the Shareholders executed a Shareholders Agreement dated 12 January 1999 which sets forth the terms on which the Company will be capitalized and managed and defines the Shareholders respective rights and obligations as shareholders of the Company, which Shareholders Agreement was restated in its entirety on 8 July 1999; and

WHEREAS, the Shareholders wish to further restate and amend such Shareholders Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises the Shareholders hereby agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

1.1 For purposes of this Agreement, the following terms shall have the following meanings and terms defined elsewhere in this Agreement shall have the meanings ascribed thereto:

       "Affiliate" shall mean, with respect to any entity, any company or other entity controlling, controlled by or under common control with such first entity. For purposes of this Agreement, "control" means the possession directly or indirectly through Beneficial Ownership or otherwise of the power to direct or cause the direction of the management or policies of a company or other entity, whether through the ownership of voting securities, by contract or otherwise and cognate terms shall have a corresponding meaning. For purposes of this Agreement (other than Clause 5.2), each shareholder of GTS and all Affiliates of such shareholder shall be deemed to be Affiliates of GTS.

       "Agreement" shall mean this Agreement and the Annexes hereto.

       "Ancillary Agreements" shall mean the Supply Contract, the Capacity Agreements between the Company and any Shareholder or any Affiliate of a Shareholder, and the agreements referred to in Clauses 3.3 (a)-(e) and 3.4.2.

       "Beneficial Owner" shall mean with respect to any security any person who, directly or indirectly, through any contract, or other legally enforceable and irrevocable arrangement, understanding or relationship (including, without limitation, by virtue of the control of any other person) has or shares: (a) voting power which includes the power to vote, or direct the voting of, such security: and/or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. A person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security, as defined above, within 60 days of the date Beneficial Ownership is determined, including but not limited to any right to acquire (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; or (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; and "Beneficial Ownership" has a similar meaning.

       "Board" shall mean the Board of Directors of the Company constituted in accordance with the provisions of this Agreement.

       "Capacity Agreements" shall mean the agreements entered into pursuant to Clause 7.1 and the other agreements pursuant to which the Products (as such term is defined in clause 8.2) of the Company are sold, such other agreements being substantially in the form of Annex 3 as from time to time amended or as otherwise approved by the Board.

       "Construction Management Agreements" shall mean the contracts with FLAG, GTS or any of their Affiliates referred to in Clause 3.3(a).

       "Date of Financial Closure" shall mean the date on which the conditions precedent specified in Clause 3.6 have been met and the Project Finance is in place.

       "Deadlock" shall mean any situation which has persisted for not less than 60 days in which

         (i) by virtue of a substantial disagreement between the Shareholders, whether at Board or Shareholder level or both, and which is manifested by an equality of votes at any meeting of the Board or, as the case may be, the Shareholders; or

         (ii) by virtue of an inability to form a quorum at any meeting or adjourned meeting of the Board or Shareholders a matter which is reserved to the Board or the Shareholders in accordance with Clause 4.9 or 4.10 cannot be resolved.

       "Expert" shall mean an independent consulting firm or individual chosen in accordance with Clause 11.4.

       "European Backhaul Element" shall be as described in Annex 5.

       "Facilities Management Agreement" shall mean the contract with FLAG, GTS or any of their Affiliates referred to in Clause 3.3 (d).

       "Landing Station" shall mean a facility forming part of the Subsea Element at and through which the subsea cable interfaces with the European or United States Backhaul Element, as relevant.

       "Lien" shall mean, with respect to any asset (a) any mortgage, assignment, deposit arrangement, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, expropriation (or expropriatory claims), security interest or similar encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

       "Project Finance" shall mean debt financing non-recourse to the Shareholders provided to the Company by one or more reputable financial institutions which will allow the Company to draw down up to such amount as provided for in the initial Business Plan in order to finance the construction of the System.

       "Subsea Element" shall be as described in Annex 4.

       "Supplier" shall mean Alcatel Submarine Networks.

       "Supply Contract" shall mean the construction contract between the Company and the Supplier for the construction of the Subsea Element (excluding Landing Station construction) dated 20 September 1999 under which the Supplier has (amongst other things) committed to increase the capacity of the System to 2.4 terabits.

       "United States Backhaul Element" shall be as described in Annex 5.

       1.2 References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.

       1.3 In the event of any conflict or inconsistency between this Agreement and any Ancillary Agreement, this Agreement shall take precedence except to the extent that such Ancillary Agreement expressly provides otherwise.

2.       PURPOSE

       The purpose of the Company shall be the construction, ownership, maintenance and operation of the System and such other ancillary activities as the Shareholders may agree in writing.

3.       INCORPORATION,  CAPITALIZATION AND COMPLETION

       3.1 The Shareholders have incorporated the Company under the laws of Bermuda and have adopted Bye-Laws consistent with this Agreement. In the event of any inconsistency between the terms of this Agreement and the Memorandum of Association or Bye-Laws of the Company, the terms of this Agreement shall prevail and the Memorandum of Association or Bye-Laws, as relevant, shall be amended to eliminate such inconsistency.

       3.2 The authorized capital of the Company is initially US$12,000, divided into 12,000 shares of US$1.00 each (the "Shares"). Each Shareholder has on 12 January 1999 subscribed for 6,000 Shares at par. Subject to satisfaction of the conditions precedent set forth in Clause 3.6, each Shareholder shall make capital contributions (or, if requested by the Board, subordinated loans), up to a maximum of US$100,000,000 per Shareholder, pursuant to capital calls made in accordance with the schedule to be agreed in accordance with Clause 3.6(f) ("Committed Capital Contributions"). On the Date of Financial Closure each Shareholder shall deliver to the Company an irrevocable letter of credit acceptable to the Company's lenders to secure its obligations to make Committed Capital Contributions as required (the
              "Irrevocable Letters of Credit").

       3.3 The Shareholders shall use reasonable commercial endeavours to, or shall cause the Company and/or their appropriate Affiliates to use reasonable commercial endeavours to, as the case may be, take the following actions or enter into the following agreements:

              (a) construction management contracts between the Company and:

                      (i) FLAG, or an Affiliate of FLAG, pursuant to which FLAG or such Affiliate will, to standards set forth in the agreement, oversee the construction of the Subsea Element (the "FLAG Construction Management Agreement");

                      (ii) GTS, or an Affiliate of GTS, pursuant to which GTS or such Affiliate will, to standards set forth in the agreement, oversee the construction, acquisition and/or installation of the European and the United States Backhaul Elements (the "GTS Construction Management Agreement");

              (b) a customer marketing agreement, under which FLAG and/or Affiliates of FLAG and GTS and /or Affiliates of GTS agree to market the Products in accordance with terms set forth in Annex 2;

              (c) an arbitration agreement among the Shareholders and all other parties (other than the Supplier) to the other Ancillary Agreements, substantially in the form of Annex 8;

              (d) a facilities management agreement among (1) FLAG or an Affiliate of FLAG, (2) GTS or an Affiliate of GTS and (3) the Company, under which FLAG, GTS and/or such Affiliates, will operate, manage and maintain the System and under which FLAG or its Affiliate will provide accounting and administrative services to the Company;

              (e) by 31 March 2000, backhaul agreements among the Company, FLAG, GTS and Affiliates of FLAG and GTS, providing for the acquisition by

                     FLAG and GTS and/or their Affiliates of additional dark fibre and/or duct space and/or wavelengths for purposes not related to the Company in the European and United States Backhaul Elements ***;

              (f) a Capacity Agreement between the Company and GTS or an Affiliate of GTS providing for the purchase by GTS or such Affiliate of rights of use in the System as provided in Clause 7.1;

              (g) Capacity Agreements between the Company and FLAG or an Affiliate of FLAG and/or such other purchasers as FLAG has procured providing for the purchase of capacity in the System as provided in Clause 7.2;

              (h) develop and agree an optimum plan for System upgrades based on foreseeable demand and the time required to effectuate such upgrades, including appropriate trigger events; and

              (i) agree and approve the initial Business Plan and the construction budget as provided in Clause 12.

       3.4

              3.4.1 FLAG shall use its reasonable commercial endeavours in co-operation with GTS to arrange Project Finance on behalf of the Company; provided that agreement to the terms and conditions of such Project Finance is subject to the unanimous approval of the Shareholders.

              3.4.2 GTS shall use its reasonable commercial endeavours to arrange for the execution and delivery of construction or acquisition or lease contracts between the Company and third parties pursuant to which the ducts, fibre and accommodations for the European Backhaul Element and United States Backhaul Element will be constructed or acquired or leased by such time as is necessary for the timely completion of the construction of the System or such earlier date as may be required in order to satisfy the requirements of Clause 3.6(b).

       3.5

              3.5.1 The Shareholders shall make shareholder loans to and/or provide security on behalf of the Company (the "Loans") as required for the period from 12 January 1999 up to the Date of Financial Closure (up to a maximum aggregate amount of US$5.5 million for each Shareholder), in order to satisfy the Company's obligations under the Supply Contract and to finance the costs of the DGMs referred to in Clause 8.5. The Loans shall be repayable by the Company upon the Date of Financial Closure.

              3.5.2 The assets of the Company (including the work done under the Supply Contract) shall be security for the Loans. In the event that both parties have fulfilled their obligations under this Clause 3.5 but Project Finance is not secured and the Supplier terminates the Supply Contract pursuant to the terms thereof, the work transferred to the Company under the Supply Contract shall be jointly owned by the Shareholders and each shall be free to use it as it wishes.

       3.6 The obligations of each Shareholder to make its Committed Capital Contributions as provided in Clause 3.2, and of each Shareholder and its Affiliates to proceed further with the construction of the System and to purchase capacity on the System are subject to the satisfaction of the following conditions by 12 October 1999:

              (a)    the delivery of the Irrevocable Letters of Credit;

              (b) Project Finance is available subject only to conditions precedent and the conditions precedent required to make the first drawings under such Project Finance are satisfied;

              (c) the Supplier shall have delivered a parent company guarantee and a performance bond acceptable to each Shareholder securing its obligations to the Company under the Supply Contract;

              (d) the documents and agreements set forth in Clause 3.3 (other than those agreements to be entered into pursuant to Clause 3.3(e)) have been executed or agreed and remain valid and binding;

              (e) letters of credit in favour of the Company as required by Clause 7.3 shall have been delivered in respect of the Capacity Agreements referred to in Clauses 3.3(f) and (g);


              (f) the Shareholders have developed and agreed a schedule for Committed Capital Contributions;

              (g) there shall have been no change in control of the other Shareholder from the date hereof;

              (h) US$100 million of capacity sales (in addition to those covered by Clauses 7.1 and 7.2), shall have been concluded; and

              (i) Global Telesystems Group Inc. ("GTSG") have received a commitment, in a form satisfactory to GTSG, from the five largest shareholders of FLAG Telecom Holdings Limited that any change prior to 31 October 1999 (or termination of this Agreement, if earlier) of more than 50% in the Beneficial Ownership of FLAG will be subject to the purchaser being willing to have the construction, operation and maintenance of the System proceed in accordance with the terms hereof.

              In the event that any condition precedent is not satisfied by the date set forth above for such condition precedent, or such later date as the Shareholders may agree in writing, the Shareholders agree to terminate this Agreement as provided herein.

       3.7 The Company may, with the approval of the Board, establish one or more subsidiary companies for the purpose of fulfilling its obligations as contemplated by this Agreement and the Ancillary Agreements. Such subsidiary companies may own portions of the System for regulatory and tax purposes.

       3.8 Each Shareholder shall pay its respective costs and expenses relating to the consummation of the transactions contemplated hereby. The costs of incorporation of the Company, including but not limited to legal fees and expenses and registration fees, and expenses incurred in negotiating and concluding agreements between the Company and third parties, shall be borne by the Company.

4.     GOVERNANCE

       4.1 The Company shall be managed by a Board consisting of ten Directors, half of whom shall be nominated by each Shareholder. A quorum for Board meetings shall be two Directors appointed by each Shareholder. The right to nominate a Director shall include the right to require the removal of such Director and the right to nominate a replacement for such Director.

       4.2 One Director nominated by each Shareholder shall be co-chairman of the Board, but for Bermuda law purposes, the Board shall name one co- chairman as Chairman and one co-chairman as Deputy Chairman. For the first year, the co-chairman nominated by FLAG shall be Chairman and the co-chairman nominated by GTS shall be Deputy Chairman. For each subsequent year, the positions shall be rotated such that the positions of Chairman and Deputy Chairman are held by nominees of the Shareholders in turn. Neither the Chairman nor the Deputy Chairman shall have a casting vote.

       4.3 The Shareholders shall vote their Shares to elect the persons nominated by the Shareholders pursuant hereto and to remove any Director where removal has been requested by the Shareholder that nominated that Director. Each of the Shareholders further agrees that (a) it will vote or cause to be voted all Shares owned by such Shareholder, and otherwise act and in all other respects use its reasonable commercial endeavours so as to comply, to cause its Affiliates to comply, and to cause the Company to comply with and act in a manner contemplated by the provisions of this Agreement and so as to implement this Agreement; and (b) if any Director who is the nominee of a Shareholder pursuant to this Clause for any reason refuses to exercise his discretion in accordance with the terms of this Agreement, such Shareholder shall forthwith take all action within its power or control to remove and replace such Director.

       4.4 Actions by the Board shall require the affirmative vote of a majority of the Directors present at a duly organized meeting, provided that such majority shall, except as provided in Clause 4.9(e), include at least two Directors nominated by each of the Shareholders. The Board may also act by means of a written resolution signed by all of the Directors.

       4.5 The management of the Company shall be vested in the Board, which may exercise all such powers and do all such things as may be exercised or done by the Company and are not expressly or directly required to be exercised or done by the Shareholders.

       4.6 (a) The Board shall meet at such times as it shall determine, but in any event not less than four times in any twelve month period and, in addition, whenever requested in writing by at least one Director, on not less than seven days' notice, such request to specify the subjects to be addressed at such meeting. All meetings of the Board of Directors shall be held in such place (or by telephone conference call) as the Board shall determine.

          (b) Each Shareholder shall nominate a Director, both of whom shall meet as frequently as necessary but at least bi-weekly during the construction of the System to review the operations of the Company and provide the full Board with a report thereon and appropriate recommendations.

       4.7 Except as otherwise provided in the incorporating documents, the Shareholders shall meet at least once a year.

       4.8 The Company may contract out (to the Shareholders, Affiliates of the Shareholders or third parties) such activities of the Company as it deems appropriate.

       4.9 The making or taking of any of the following decisions or actions, as the case may be, or the implementation of any of the following matters by the Company shall require the consent of the Board:

              (a) changing the provisioning and/or implementation of System upgrades (other than as agreed in accordance with Clause 3.3(h));

              (b) change of pricing and Product range (provided that failure to agree on a change of Product range shall not constitute a Deadlock);

              (c) purchases of assets other than in the ordinary course of business and declaration and distribution of dividends (other than as set forth herein);

              (d)    changing the marketing arrangements;

              (e) managing and enforcing the Company's contractual rights and obligations (except to the extent that authority has been specifically delegated under the Ancillary Agreements), including agreeing on appropriate amendments and waivers to any of the Ancillary Agreements and initiating or settling any significant litigation, provided that with respect to litigation involving the Company and a Shareholder or the Affiliate of a Shareholder, the Directors nominated by such Shareholder shall not be entitled to vote;

               (f) execution by the Company of any agreement with a Shareholder or an Affiliate of a Shareholder or with a term of more than one year or likely to require payments by or to the Company or which may impose upon the Company liabilities exceeding in the aggregate

                     US$2,000,000, other than in accordance with the Business Plan or as set forth herein;

              (g)    grants of Liens on the Company's assets;

              (h)    appointment and removal of officers of the Company;

              (i)    risk management issues; and

              (j)    the adoption of accounting policies and changes thereto.

       4.10 Notwithstanding anything contained elsewhere in this Agreement to the contrary, the making or taking of any of the following decisions or actions, as the case may be, or the implementation of any of the following matters by the Company shall require the unanimous agreement of the Shareholders:

              (a)    annual updates and any interim amendments to the Business
                     Plan;

              (b)    capital calls in addition to Committed Capital
                     Contributions;

              (c) acceleration of or any significant variation in the schedule for Committed Capital Contributions;

              (d) issuances of notes, guarantees or other forms of indebtedness not provided for in the Business Plan;

              (e) pursuit of an activity or transaction outside the scope of Clause 2, such as a new line of business, material acquisition, joint venture or disposition of assets of the Company;

              (f) approval of any transfer or issuance of shares of the Company except as provided for in Clause 5 or Clause 14.3;

              (g) amalgamation, reorganisation or continuation, statutory or otherwise, liquidation, winding-up, statutory or otherwise, dissolution or termination of the existence of the Company other than as provided for in this Agreement;

              (h) admission of new shareholders other than as permitted in accordance with Clause 5 or Clause 14.3;

              (i)    decommissioning of the System; and

              (j) agreeing to any variation, amendment or waiver of any documentation, including but not limited to the credit agreement, with respect to Project Finance.

5.       TRANSFER OF SHARES

       5.1 Neither Shareholder shall sell, assign, encumber, pledge or otherwise transact with any of its Shares or any interest therein except in accordance with this Clause 5 without the prior written consent of the other Shareholder.

       5.2 Either Shareholder may sell, transfer or otherwise dispose of all, but not less than all, of its Shares to any Affiliate of such Shareholder ("Permitted Transferee") which agrees in writing to be bound by the terms of this Agreement as if the Permitted Transferee were an original Shareholder, provided that the obligations of such Affiliate hereunder shall be guaranteed by the transferring Shareholder if required by the Company's lenders and if the Permitted Transferee shall cease to be an Affiliate of such Shareholder it shall be required to transfer such Shares back to such Shareholder. Each Shareholder shall pledge its Shares to lenders to the Company as security for the obligations of the Company to such lenders if so required under the terms of the Project Finance and, subject to any such pledge, may further pledge its Shares to other lenders in order to raise funds necessary for the fulfilment of its obligations under this Agreement.

       5.3

              5.3.1 If, after the Date of Financial Closure, one Shareholder (the "Offeror") wishes to sell, transfer or otherwise dispose of any or all of its Shares (the "Offered Shares") other than in accordance with Clause 5.2, the Offeror shall by notice first offer the Offered Shares to the other Shareholder (the "Offeree"). Such offer shall set out the price and all other terms and conditions and state that such offer shall be deemed to be rejected if not accepted within 60 days of notice of the offer to the Offeree.

              5.3.2 The Offeree may within the validity period of the offer notify the Offeror that the Offeree rejects the offer or accepts the offer in its entirety. If the Offeree accepts the offer, it shall within a period of 30 days after notification of such acceptance purchase the Offered Shares.

              5.3.3 If the Offered Shares shall have been rejected or deemed rejected in accordance with the foregoing, or if the Offeree fails to purchase the Offered Shares in accordance with the foregoing, then the Offeror shall, within a period of 90 days thereafter, be at liberty to sell, transfer or otherwise dispose of the Offered Shares to a third party on terms no less favourable to the Offeror than those offered to the Offeree, provided that such third party shall be acceptable to the Offeree acting reasonably and to the lenders to the Company and shall agree in writing to be bound by the terms of this Agreement as if it were an original party hereto. The Shareholders agree that it is reasonable for an Offeree to withhold approval of a third party it determines in good faith is not a suitable business partner.

       5.4 FLAG acknowledges and agrees that up to 50% of the Beneficial Ownership of GTS may be transferred to IXC Communications Services Europe Limited ("IXC") or its Affiliate or another United States telecommunications operator acceptable to FLAG (acting reasonably as provided in Clause 5.3.3). In such case IXC or such other operator may assume GTS's rights and obligations regarding the United States Backhaul Element and may become a party to the customer marketing agreement executed in accordance with Clause 3.3(b).

       5.5 If a Shareholder ceases to own at least 50% of the Shares in the Company (except pursuant to Clause 5.2), then the following provisions shall apply:

              (a) The first sentence of Clause 4.1 shall be deleted and the following substituted therefor:

                     The Company shall be managed by a Board consisting of ten Directors. The owner of the majority of Shares of the Company shall be entitled to appoint one Director for each 10% of the Shares or fraction thereof held by it; and the owner of the minority of the Shares shall be entitled to appoint the remaining Directors; provided that the owner of the minority of the Shares shall in any event be entitled to appoint at least two Directors.

              (b) Notwithstanding Clause 3.2, the obligation to make Committed Capital Contributions shall be adjusted so that, going forward, each Shareholder's percentage contribution to the total Committed Capital Contributions required on a given date shall be equal to its then current percentage Share ownership.

              (c) The following provisions shall be deleted: (i) the proviso in the first sentence of Clause 4.4, (ii) Clauses 4.10 (a) and (d) and (iii) Clause 12.4.

       5.6 The Shareholders acknowledge and agree that (i) the Project Finance is intended to be non-recourse to the Shareholders, except to the extent of Share pledges, equity contribution obligations up to US$100 million each, guarantees of up to US$100 million of the Project Finance and the obligations of each to arrange a letter of credit to support its equity contribution and guarantee and (ii) with regard to such Share pledges, equity contribution obligations, guarantees and letters of credit, it is intended that the Shareholders be treated by the lenders, and treat one another, equally. In the event that, notwithstanding the foregoing, the lenders exercise any right or remedy under any such Share pledge, guarantee or letter of credit and the effect of such exercise is that (x) either Shareholder (the "Disfavoured Party") pays or contributes an amount in excess of the amount paid or contributed by the other Shareholder (the "Favoured Party") or (y) a greater number of the

              Shares pledged by the Disfavoured Party are foreclosed upon or sold than those pledged by the Favoured Party, the Shareholders will make such adjustments between themselves as may be appropriate so that the Shareholders shall be treated equally after giving effect to such exercise of rights and remedies by the lenders, including the making of a balancing payment by the Favoured Party to the Disfavoured Party, the contribution by the Favoured Party of additional amounts to the capital of the Company and/or transfer by the Favoured Party of Shares in the Company to the Disfavoured Party.

6.       CONSTRUCTION OF THE SYSTEM

       6.1 SUBSEA ELEMENT - FLAG or an Affiliate of FLAG, on behalf of the Company, shall negotiate all contracts, in addition to the Supply Contract, necessary for the construction of the Subsea Element. FLAG will keep GTS fully informed on the progress of negotiations for such contracts and in particular of any deviations from the agreed design specifications of such contracts. FLAG or such Affiliate shall be responsible, on behalf of the Company, to apply for all necessary wayleaves, easements, permits, licenses and consents required for the subsea element. FLAG or such Affiliate will also construction manage the delivery of the Subsea Element as provided in the FLAG Construction Management Agreement. The Company shall pay FLAG or such Affiliate for providing these services such portion of the project management fee for construction of the System as the Shareholders may agree.

       6.2 EUROPEAN BACKHAUL ELEMENT - GTS or an Affiliate of GTS, on behalf of the Company, shall negotiate all construction, installation and acquisition contracts for the European Backhaul Element. Such contracts shall provide that such facilities shall comply with the design specifications set forth in Annex 5. GTS will keep FLAG fully informed on the progress of negotiations of the acquisition, construction and installation contracts. GTS or such Affiliate shall be responsible, on behalf of the Company, to apply for all necessary wayleaves, easements, permits, licenses and consents required for the installation of the European Backhaul Element. GTS or such Affiliate will also construction manage the European Backhaul Element as provided in the relevant GTS Construction Management Agreement. The Company shall pay GTS or such Affiliate for providing these services such portion of the project management fee for construction of the System as the Shareholders may agree.

       6.3 US BACKHAUL ELEMENT - GTS or an Affiliate of GTS, on behalf of the Company, shall negotiate all construction, installation and acquisition contracts for the United States Backhaul Element. Such contracts shall provide that such facilities shall comply with the design specifications set forth in Annex 5. GTS will keep FLAG fully informed on progress of negotiations of the acquisition, construction and installation contracts. GTS or such Affiliate shall be responsible, on behalf of the Company, to apply for all necessary wayleaves, easements, permits, licenses and consents required for the installation or the United States Backhaul Element. GTS or such Affiliate will also construction manage the United States Backhaul Element as provided in the relevant GTS Construction Management Agreement. The Company shall pay GTS or such Affiliate for providing these services such portion of the project management fee for construction of the System as the Shareholders may agree.

7.       CAPACITY PURCHASE

       7.1(a) GTS or an Affiliate shall purchase the exclusive right to use a dark fibre pair and other rights set out in Annex 6 Part I for the lifetime of the System *** in accordance with the key commercial terms as set out in Annex 6 Part I. The payment schedule shall be agreed between the Shareholders and set forth in the relevant purchase agreement. All payments will be made free and clear of all withholding taxes.

              (b) Subject to the following terms, FLAG or an affiliate of FLAG is hereby granted the following options: either (i) the option to purchase the products set out in Annex 6 Part I on the same terms as those set out in clause 7.1(a) (the "Fibre Option"); or (ii) the option to purchase up to *** of the Company's Products on the System in accordance with the key commercial terms as set out in Annex 6 Part II (the "Capacity Option"). FLAG may exercise the Capacity Option or the Fibre Option as follows:


                     (A)    The Capacity Option

                            (i) The Capacity Option shall subsist from the date of this Agreement until ***;

                            (ii) The Capacity Option is exercisable from time to time by notice in writing to the Company;

                            (iii) The Capacity Option may only be exercised in lots; being four lots of *** and a final lot ***;

                            (iv) The timing and proportion of payments for the capacity shall be the same as that agreed under Clause 7.1(a). ***

                     (B)    The Fibre Option

                            (i) The Fibre Option shall subsist from the date of this Agreement until ***.

                            (ii) The Fibre Option is exercisable from time to time by notice in writing to the company.

                            (iii) Upon exercise of the Fibre Option, the Capacity Option and any agreements entered into pursuant to the exercise of the Capacity Option shall be immediately terminated.

                            (iv) Any payments made by FLAG or an Affiliate of FLAG under the Capacity Option (or any agreement entered into pursuant to the exercise of the Capacity Option) shall be credited towards the purchase price of the Fibre Option.

                            (v) The timing and proportions of payments under the Fibre Option shall be the same as agreed under Clause 7.1(a). ***

       7.2 FLAG shall buy, or bring purchasers to the Company for, the Company's Products (as defined below) of value US$100 million (excluding DGM sales) on arm's length commercial terms, paying for this in accordance with a schedule to be agreed between the Shareholders prior to the Date of Financial Closure. All payments will be made free and clear of all withholding taxes. FLAG may exercise its option in Clause 7.1 in satisfying any of its obligations under this clause.

       7.3 All presales referred to in Clauses 7.1, 7.2 and 7.6 shall be documented under Capacity Agreements and secured with an appropriate irrevocable letter of credit acceptable to the Company's lenders (unless the purchaser is investment grade).

       7.4 Each Shareholder and its Affiliates shall have the right to acquire additional dark fibre and/or access to spare duct space and/or wavelengths in the Backhaul Elements for purposes not related to the Company ***.

       7.5 Each Shareholder and its Affiliates shall have the right to acquire additional fibres and/or capacity in the European Interconnection Link of the Subsea Element as described in Annex 4 upon payment to the Company ***.

       7.6

              7.6.1 The Shareholders recognise that it would be valuable for the Company to secure a major purchase commitment from Bell Atlantic Corporation and/or its Affiliates ("Bell Atlantic") and/or GTE, Inc. and/or its Affiliates ("GTE" and together with Bell Atlantic "Bell Atlantic/GTE").

              7.6.2 The commitment by Bell Atlantic/GTE to purchase *** of capacity will be a part of FLAG's US$100,000,000 commitment under Clause 7.2 and will be on terms similar to those outlined in Annex 6 Part II.

8.       SYSTEM MARKETING

       8.1    ***

       8.2 The Company's products ("Products") are defined as and shall be limited to rights of use or other non-ownership rights *** of capacity and:

              (a)    between any of the following locations:

                     (i)    London and New York;

                     (ii)   Paris and New York;

                     (iii)  New York and a European Landing Station;

                     (iv)   London or Paris and a US Landing Station;

                     (v) Either US Landing Station and either European Landing Station;

              (b) of the following capacity sizes: (i) protected ring STM-1, STM-4, STM-16 and STM-64 and (ii) ring STM-64 optical channels; and such modified or additional products as the Board may at any time determine.

       8.3

              8.3.1 Except for sales pursuant to Clause 7 and at DGMs, the Company will set prices as follows: the prices for the STM-1 Product will be set as *** (the "Base Price"). ***

              8.3.2 Any Director may at any time request a review of prices, including a change in the Base Price, the multipliers or the pricing formula. The Board shall decide on such request within 14 days of the same having been submitted. In the event that the Board is unable to reach a decision on a change in pricing, then the matter shall be referred to an Expert chosen in accordance with Clause 11.4 for decision who, notwithstanding Clause 11.6, shall decide the issue within 30 days and whose determination will be binding on the parties.

       8.4 FLAG and GTS will be free to sell the Company's Products as described in Clause 8.2(a)(iii) to (v) to customers who will provide their own backhaul to or from a Landing Station and shall cause the Company to permit such customers to connect their own backhaul at the relevant Landing Station to the Subsea Element.

       8.5 *** FLAG and GTS will be present at each DGM. At the DGM the Company will make available and target to sell such portion of the capacity of the System as the Board shall determine. Each DGM will be held at a mutually convenient location.

       8.6    ***

       8.7 Notwithstanding anything in Clause 8.6 to the contrary, any of the Company's Products purchased or to be purchased by FLAG, GTS or their Affiliates pursuant to Clause 7.1 or 7.2 may be used at any time as a currency with which to acquire equity in other entities.

9.     DIVIDEND AND INVESTMENT POLICIES

       9.1 Subject to the requirements of Clauses 9.3 and 9.4, the Company's lenders, the Business Plan and applicable law, the Board, upon receipt of the Company's audited annual accounts for each year, shall meet to declare and authorize the distribution of dividends, which shall, unless the Board unanimously decides otherwise, be the maximum amount distributable in respect of the earnings for such year and available retained earnings from prior years.

       9.2 Enhancements, upgrades and improvements to the System shall be made in accordance with the schedule to be agreed as provided in Clause 3.3(h), unless the Board otherwise agrees.

       9.3 There shall be no declaration or distribution of dividends until either:

              (a) all funds advanced to the Company pursuant to the Project Finance have been repaid; or

              (b) the Shareholders have been released from any restrictions imposed by the terms of the Project Finance on their freedom to re-sell the capacity purchased by them (or their Affiliates) in accordance with Clause 7.1(a) and (b);

       9.4 The Shareholders shall procure that the Company promptly directs any cash available to the Company under Clause "ninth" of section 8.12(b) of the Project Finance credit agreement towards the re-payment of the "Term Loans" (as defined therein).

10.    AUDITORS AND ACCOUNTS

       10.1 The auditors of the Company shall be Arthur Andersen, or such other first-class firm of accountants as may be agreed to by the Shareholders.

       10.2 The Company shall keep true and accurate accounts and records in accordance with generally accepted accounting principles in the United States and consistent with those adopted by the Shareholders and their Affiliates. In the event of any inconsistencies in such accounting policies, the policies recommended by the Company's auditors shall be followed. The Shareholders shall cause the Company to prepare and submit to each Shareholder, as soon as practicable, but not later than three months after the end of each financial year, complete annual financial statements including the balance sheet and profit and loss statements of the Company in respect of such financial year, certified by the Company's auditors and prepared in accordance with such accounting principles and practices.

       10.3 The financial year of the Company shall end on 31 December of each year.

       10.4 The Company shall provide the Shareholders with monthly management accounts and other information on the Company's financial performance and the Shareholders' interests. Further, the Company shall provide the Shareholders with the necessary information and documentation for the Shareholders to determine their tax liabilities relating to any distributions (or deemed distributions) with respect to Shareholders' Shares, or for other purposes that may be required by any applicable government regulations. Such documentation and information shall include, but not be limited to, information with respect to the Company's tax liabilities and copies of tax returns.

       10.5 Within 30 days after the close of each quarterly period during its financial year, the Company shall submit to each of the Shareholders the unaudited balance sheet and profit and loss statement of the Company in respect of such quarterly period.

       10.6 All accounts and records of the Company shall be in English and open to inspection by each of the Shareholders or by its duly authorized representative during regular business hours.

11.      DEADLOCK

       11.1 In the event of a Deadlock, each Shareholder shall, within seven days of the Deadlock having arisen, cause its nominees on the Board to prepare and circulate to the other Shareholder a memorandum setting out its position on the dispute and its reasons for adopting such a position. Each such memorandum shall be considered by the Chief Executive Officer of each Shareholder who shall meet together within seven days of receipt of the memoranda and shall use reasonable endeavours to resolve the Deadlock.

       11.2 If such Chief Executive Officers do so agree, they shall jointly issue a statement setting out the terms of such agreement and each Shareholder shall exercise the voting rights and other powers of control available to it in relation to the Company to procure that the terms of such Agreement are implemented and the Company shall do all things within its power to implement such terms.

       11.3 If such Chief Executive Officers do not so agree within 14 days of their initial meeting, either Shareholder shall have the right to refer the following matters to the relevant Expert, while a failure to agree on matters which are not referred to below or otherwise specifically provided for herein shall mean that the status quo prevails with respect to such matters:

               (a) Operational matters, including but not limited to the selection of suppliers and acceptance of key deliverables; and

               (b) pricing and costing matters, including but not limited to issues arising under Clause 8.

       11.4 Whenever a matter is to be referred to an Expert for determination, the matter in question shall be referred to an Expert agreed between the Shareholders or, in default of agreement, if in relation to an operational matter, an Expert nominated by the President of the Institute of Electrical Engineers, or if in relation to pricing, costing or marketing matters, an Expert nominated by the President of the Institute of Chartered Accountants of England and Wales.

       11.5 Each of the Shareholders shall be entitled to provide the Expert with such information and such written representations as may be necessary to assist in the determination of the matter in question provided such information and/or representations are made within 30 days of the date of referral. Each Shareholder shall simultaneously send copies of any correspondence with the Expert to the other Shareholder.

       11.6 The Expert shall be entitled to seek expert evidence at his discretion as to the circumstances in which the matter has arisen and the most expeditious method of its resolution and to rely upon the same but before doing so shall disclose such evidence to the Shareholders and give them an opportunity to make representations with respect to the same. The Expert shall be required by the Shareholders to reach a determination of the issues referred to him as soon as is reasonably practicable and, in any event unless the Shareholders otherwise agree, within 45 days of his appointment.

       11.7 The Expert shall act as an expert and not as an arbitrator and his decision shall be notified to both Shareholders simultaneously and implemented as soon as is practicable upon notification. Unless both Shareholders agree in writing prior to the appointment of the Expert, the Expert's decision shall be final and binding upon the Shareholders except in the case of fraud or manifest error and his fees shall be paid by the Shareholders in equal shares unless the Expert decides otherwise.

12.      BUSINESS PLAN

       12.1 FLAG shall in consultation with GTS prepare a rolling five-year business plan for the Company together with an annual operating budget (the "Business Plan") on an annual basis.

       12.2 The initial Business Plan and construction budget shall be agreed and approved by the Shareholders as provided in Clause 3.3(i). The Business Plan will be revised each financial year and shall be submitted to the Shareholders for approval not later than 30 October of each year and shall include a revised pro forma consolidated balance sheet, a revised budgeted consolidated income statement, and a revised pro forma consolidated statement of changes in financial position of the Company for each month of the first financial year and each quarter of each subsequent financial year and shall be accompanied by a statement of all budgeted capital expenditures to be incurred in such financial year, all presented on the same basis, together with revised consolidated statements of change in financial position of the Company for the next five years in order to complete the Business Plan for the rolling five year period, and shall be supported by the explanations, notes and information upon which the projections underlying such Business Plan have been based and how it is proposed to finance such capital and other expenditures.

       12.3 The Shareholders shall meet to discuss and agree such Business Plan for the forthcoming year no later than 30 November of each year. In the event that the Shareholders are unable to agree a Business Plan, the Company will operate in accordance with the existing Business Plan until such time as a new Business Plan is agreed. No Deadlock shall exist with respect to failure to agree a Business Plan until the expiration of the full five year term of the last approved Business Plan.

       12.4 If the Shareholders agree that an additional capital contribution is required to finance the Business Plan, they will contribute that capital equally.

13.      BUSINESS PRACTICES

       13.1 The Company shall at all times comply with all applicable laws and regulations and shall conduct its business in accordance with the code of business conduct attached hereto as Annex 7, in accordance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and in accordance with the U.S. Communications Act of 1934, as amended by the U.S. Telecommunications Act of 1996 (the "Communications Act"). Each Shareholder shall ensure that its and its Affiliates' employees, agents and representatives who provide services to or act for and on behalf of the Company are familiar with and act in accordance with the code of business conduct set forth in Annex 7. The Company shall obtain all necessary licences, approvals, permits and authorizations necessary for the operation of its business.

       13.2 The Company will permit officers and designated representatives of any Shareholder to visit and inspect any of the properties of the Company, and to examine and audit the books of record and account of the Company and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as such Shareholder may request.

       13.3 The Company will pay all taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien on any of its property exists as a result of non-payment; provided, however that the Company shall not be required by this Clause 13.3 to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under generally accepted accounting principles in the United States.

14.      TERM AND TERMINATION

       14.1 Unless earlier terminated pursuant to Clause 3.6, this Agreement shall remain in effect until the earliest of (i) termination by mutual consent, (ii) such time as all Shares are owned by one Shareholder and/or its Affiliates and (iii) the dissolution of the Company.

       14.2 In the event that this Agreement is terminated except pursuant to Clause 14.1 (ii) or the Company is to be wound-up or liquidated pursuant to this Clause, the following shall apply:

               14.2.1 the Company shall undertake no new business or obligation other than that already commenced or incurred or necessary for the fulfilment of another obligation already incurred;
                    14.2.2 the Company shall diligently complete all obligations and projects that may be outstanding at the date of termination to the extent that such obligations are not assumed by one or both of the Shareholders by mutual agreement;

               14.2.3 upon completion of the obligations and projects in
                    accordance with Clause 14.2.2, the Company shall have no right to or to the use of any intellectual property derived from either Shareholder (or any Affiliate thereof) or previously used by or in the course of business of the Company and the Company shall promptly return to the originating Shareholder all property (including without limitation all confidential information and documents) belonging to such Shareholder; and

               14.2.4 on completion of the obligations and matters set out in
                    Clauses 14.2.1 through 14.2.3, the Shareholders shall forthwith take all necessary and appropriate steps to wind-up and liquidate the Company in such a way as to maximise the return to the Shareholders.

     14.3

               14.3.1 If the Company's (or its relevant Affiliate's) application for a cable landing licence by the FCC has been denied, or the FCC has raised objections to granting such licence, then
                    (i) FLAG shall promptly notify GTS, (ii) the Shareholders shall use their reasonable commercial endeavours to resolve the objections of the FCC and (iii) FLAG may, and upon receipt of notice given by GTS shall, take or cause to be taken such action (which may include divesting itself of a sufficient number of Shares without application of Clause 5, except that the transferee shall be acceptable to GTS acting reasonably and to the lenders of the Company and shall agree in writing to become a party to this Agreement with such amendments as may be appropriate in the circumstances. FLAG agrees that it is reasonable for GTS to withhold approval of a third party it determines in good faith is not a suitable business partner) as is necessary to ensure that the Company is not deemed an affiliate of Bell Atlantic Corporation for purposes of section 271 of the Communications Act. If such licence has not been granted by 31 March 2000, then GTS may require FLAG, by notice in writing to FLAG within 14 days of that date, to sell to GTS such number of Shares as is necessary to ensure that the Company is not deemed an affiliate of Bell Atlantic Corporation for purposes of section 271 of the Communications Act at a price equal to fair market value. Such fair market value of such Shares will be determined by an independent investment banking firm of international repute (the "Valuer") agreed by the Shareholders, or in default of agreement within five days of such notice, appointed by the President of the Institute of Chartered Accountants of England and Wales. In determining such fair market value, the Valuer will value the Company as a going concern, taking into consideration the dilution or departure, as the case may be, of FLAG as a shareholder and the obligations of FLAG set forth in Clause 14.3.2, if applicable. The Valuer will be instructed to render its decision within 30 days or as soon as is practicable thereafter. The purchase price shall be paid and the Shares transferred as provided herein within seven days after receipt by the Shareholders of the Valuer's report. The foregoing, shall not apply if (a) FLAG can promptly establish, to GTS's reasonable satisfaction, that the delay in the Company's (or its Affiliate's) obtaining, or the Company's (or its Affiliate's) failure to obtain, the required cable landing licence from the FCC was not caused by the fact that the Company is an affiliate of Bell Atlantic Corporation or (b) if on or before the deadline for FLAG to take or cause to be taken the necessary action, the Company or its Affiliate is granted the requested cable landing licence or Bell Atlantic

                    Corporation or its Affiliate is granted relief by the FCC from the restrictions contained in section 271 of the Communications Act.

                14.3.2 In the event that FLAG is required to sell all of its
                    Shares to GTS as provided in Clause 14.3.1, FLAG agrees that it and its Affiliates will continue to fully co-operate with the Company and provide such assistance to the Company as may be required for the commercial success of the Company. The Company shall compensate FLAG and its Affiliates on reasonable arm's length commercial terms for such assistance as is provided.

       14.4 In no circumstances shall either Shareholder be liable to the other Shareholder, whether in contract, tort or otherwise, for loss (whether direct or indirect) of profits, business or anticipated savings or for any indirect or consequential loss whatsoever.

15.      CONFIDENTIALITY

       15.1 Each Shareholder undertakes that it and its Affiliates, and its and its Affiliates' employees, agents and representatives shall not, without limit in point of time, divulge or communicate to any third party (except as may be necessary for the performance of its obligations under this Agreement or any Ancillary Agreement or to enforce its rights hereunder; or as may be required by law or regulatory process or by any stock exchange; or as may be required in connection with any potential sale by a Shareholder of its Shares as permitted herein, unless the potential purchaser is a competitor of the Company, the other Shareholder or any Affiliates thereof), or use for its own purpose any information about the private affairs of the Company or the other Shareholder or its Affiliates, except such information as may have come into public knowledge otherwise than by reason of a breach of this undertaking.

       15.2 Notwithstanding the foregoing, the Shareholders are entitled to disclose the existence and terms of this Agreement to their Affiliates, the Supplier and potential and actual lenders to and financial advisers of the Company, the Shareholders and their Affiliates, and GTS is entitled to disclose the terms of this Agreement to IXC, provided that each of those parties has entered into the same obligations of confidentiality as those contained herein. Any other disclosure is subject to the prior written agreement of the other Shareholder.

16.      PROPRIETARY RIGHTS

       16.1 Except as otherwise may be agreed in writing by the relevant parties, no Shareholder or Affiliate of such Shareholder shall have any interest in or right to use any name, trademark or logo belonging to the other Shareholder or any of its Affiliates, except that the name and domain name FLAG Atlantic may be used in connection with the marketing and sale of the Company's Products.

       16.2 In the event that a Shareholder and its Affiliates no longer own Shares, any name, trademark or logo belonging to such Shareholder or any of its Affiliates which was previously permitted to be used shall no longer be used in connection with the Company.

       16.3 For the purposes of this Clause "Intellectual Property" means any and all patents, trade marks, rights in designs, copyrights and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world.

       16.4 Each Shareholder shall, and shall cause its Affiliates to, provide to the Company on a royalty-free basis such Intellectual Property as the Company may require for the optimal performance of the System to the extent that such Shareholder or any of its Affiliates owns, or otherwise has a right to license, such Intellectual Property. The other Shareholder and its Affiliates shall not have any interest in or right to use any such Intellectual Property and no Shareholder or its Affiliates shall by virtue of this Agreement or its ownership of Shares have any interest in or right to use any Intellectual Property developed by, or provided by third parties to, the Company except in the performance of an Ancillary Agreement.

       16.5 In the event that a Shareholder and its Affiliates no longer own Shares, the Company shall continue to have the right to use on a royalty-free basis for the life of the System any Intellectual Property essential to operation and maintenance of the System belonging to such Shareholder or its Affiliates which was used by the Company when such Shareholder or any of its Affiliates' owned any Shares and to require physical or electronic transfer of such Intellectual Property to a location specified by the other Shareholder in a manner causing minimum disruption to the continuing operation of the System.

17.      MUTUAL CO-OPERATION

       17.1 Each of the Shareholders agrees that it will use all reasonable commercial endeavours to promote the business and profitability of the Company.

       17.2 Each of the Shareholders shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be within its power including (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Board or in general meeting of the Company) to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

       17.3 Each of the Shareholders agrees with the other that this Agreement is entered into between them and will be performed by each of them in a spirit of mutual co-operation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, in relation to the Company) to give effect to the objectives of this Agreement and to ensure compliance by the Company with its obligations.

18.            RESTRICTIONS ON ANNOUNCEMENTS

               Each of the Shareholders undertakes that it will not, and that it will cause its Affiliates not to (save as required by law or any applicable regulatory body or stock exchange), make any announcement in connection with this Agreement without the prior written consent of the other Shareholder (which consent may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).

19.            NO PARTNERSHIP

               Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Shareholders and neither Shareholder shall have any authority to bind or commit the other.

20.            REMEDIES

               Each Shareholder acknowledges and agrees that if either of them shall breach any of the warranties, representations, indemnities, covenants, agreements, undertakings, and obligations (for the purposes of this Clause referred to as the "Agreed Terms") on each of their parts contained in this Agreement or any other agreement entered into pursuant to it, damages may not be an adequate remedy, in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit.

21.             REPRESENTATIONS AND WARRANTIES

               Each of the Shareholders represents and warrants to the other that:

               21.1 Such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been organized; and

               21.2 The execution, delivery and performance by such Shareholder or any of its Affiliates of this Agreement and such Ancillary Agreements to which it is or will be a party have or will have been duly authorized by all requisite corporate action, and this Agreement and such Ancillary Agreements will not violate the provisions of such Shareholder's or such Affiliate's, as relevant, constitutional documents; or violate or constitute a material breach or constitute an event of default under the provisions of any note of which such Shareholder or such Affiliate is the maker or of any indenture, agreement or other instrument to which such Shareholder or such Affiliate is a party, or by which it is bound; or result in the creation or imposition of any Lien of any nature whatsoever upon any of its property or assets except as required to secure Project Finance; or, to the best of such Shareholder's knowledge, of any applicable law, regulation or order, including without limitation any law, regulation or order relating to competition or securities matters; and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

22.    ASSIGNMENT

       Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Shareholders are personal to that Shareholder and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of without the prior written consent of the other Shareholder save an assignment to a Permitted Transferee of that Shareholder's Shares which has complied with Clause 5 and any attempted assignment, delegation, transfer or other disposition in violation of this Clause shall be void.

23.    ENTIRE AGREEMENT

       This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Shareholders and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof including but not limited to the Shareholders Agreement dated 12 January 1999 as amended prior to the date hereof. Each of the Shareholders acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

24.    VARIATION

       No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Shareholders.

25.    NOTICES

       25.1 Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if in English, and delivered by hand or sent by prepaid registered or certified mail (air mail if international), by facsimile or by prepaid international courier of international reputation addressed to the appropriate party at the following address or to such other address or place as such party may from time to time designate:

      if to FLAG:          FLAG Atlantic Holdings Limited
                           The Emporium Building
                           69 Front Street - 4th Floor
                           Hamilton  HM12, Bermuda
                           Attention:  Chairman and CEO
                           Tel: 1 441 296 0909
                           Fax: 1 441 296 0938

      with a copy to:     FLAG Telecom Limited
                          103 Mount Street - 3rd Floor
                          London  W1Y  5HE
                          U.K.
                          Attention:  General Counsel
                          Tel:  44 171 317 0800
                          Fax: 44 171 317 0808

       if to GTS:         GTS TransAtlantic Holdings, Ltd.
                          Conyers, Dill & Pearman
                          Clarendon House
                          Church Street
                          Hamilton HM11, Bermuda
                          Attention:  Graeme Collis
                          Tel:    1 441 295 1422
                          Fax:    1 441 292 4720

      with a copy to:     GTS
                          Terhulpsesteenweg 6A
                          Hoeilaart 1560
                          Belgium
                          Attention:  Legal Director

                          Tel:    322 658 5200
                          Fax:    322 658 5100

       25.2 Any notice, request, demand or other communication given or made pursuant to Clause 25.1 shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.

26.    WAIVER

       No failure of either Shareholder to exercise, and no delay in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

27.    GOVERNING LAW AND DISPUTE RESOLUTION

       27.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales without regard to the laws of England and Wales governing conflicts of laws.

       27.2 Except as otherwise provided herein, any dispute or controversy arising under or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such Rules. The place of arbitration shall be London. The arbitration shall be conducted in English. The decision and award resulting from such arbitration shall be final and binding on the parties. Judgment upon the arbitration award may be rendered by any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement. Insofar as permissible under the applicable laws, the parties hereby waive all rights to object to any action for judgment or execution which may be brought before a court of competent jurisdiction on an arbitration award or on a judgment rendered thereon. This clause shall not restrict the right of either Shareholder to seek injunctive relief, specific performance or other equitable relief in any court of competent jurisdiction, as provided in Clause 20.

28.    SEVERABILITY

       The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder of this Agreement. If further lawful performance of this Agreement or any part of it shall be impossible due to a breach of any applicable competition or anti-trust legislation or other applicable law, the parties shall forthwith use their best endeavours to agree amendments to this Agreement so as to comply with such legislation or other law.

29.    SURVIVAL

       The provisions of Clauses 14, 15, 16, 18, 20, 26 and 27 shall survive the termination of this Agreement.

IN WITNESS WHEREOF the parties have entered into this Agreement the date and year first above written.

FLAG ATLANTIC HOLDINGS                      GTS TRANSATLANTIC
LIMITED                                     HOLDINGS, LTD.

    /s/ Ed McCormack                           /s/ Steven E. Andrews
By___________________                      By___________________
   Name:    Ed McCormack                      Name:    Steven E. Andrews
   Title:   Chief Financial Officer           Title:   Authorized Signatory